                              THIRD AMENDMENT AND WAIVER


    THIS THIRD AMENDMENT AND WAIVER dated as of October 18, 1996 (this "Third Amendment") amends and/or waives certain provisions of the Credit Agreement dated as of October 7, 1994 (as heretofore amended or otherwise modified, the "Credit Agreement") among THE MUSICLAND GROUP, INC. (the "Borrower"), MUSICLAND STORES CORPORATION ("MSC"), various financial institutions (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (in such capacity, the "Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

    WHEREAS, the Borrower, MSC, the Banks and the Agent have entered into the Credit Agreement; and

    WHEREAS, the parties hereto desire to amend and/or waive certain provisions of the Credit Agreement as hereinafter set forth;

    NOW, THEREFORE, the parties hereto agree as follows:

    SECTION 1 WAIVERS. Effective on (and subject to the occurrence of) the Third Amendment Effective Date (as defined below), the Required Banks waive compliance with, and waive any Default or Event of Default arising from any failure to comply with, the following provisions of the Credit Agreement for the dates and periods indicated:

    (a) Section 5.23 (Debt and Trade Payables to Eligible Inventory Ratio) for the months ending December 31, 1996, January 31, 1997, February 28, 1997 and for the 1996 Clean-down Date (as defined in Section 5.23).

    (b) Section 5.24 (Clean-Down of Loans) for the period from December 15, 1996 through February 15, 1997.

    (c) The requirement set forth in Section 3.2 that the Borrower make the representation and warranty set forth in Section 4.4(c) for all Credit Extensions prior to March 31, 1997.

    SECTION 2 AMENDMENTS. Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Credit Agreement shall be amended as set forth below:

    2.1 AMENDMENT TO DEFINITION OF 1996 RESTRUCTURING CHARGE. The definition of "1996 Restructuring Charge" is amended in its entirety to read as follows:

         "1996 Restructuring Charge" means liabilities recorded on the books of MSC in 1996 and the first two quarters of 1997 in connection with facility closing decisions which may be made, termination of employees and costs related to the foregoing and for professional fees.

    2.2 AMENDMENTS RELATING TO INCREASE IN 1996 RESTRUCTURING CHARGE. The definitions of "Consolidated Net Worth" and "Net Income" are each amended by deleting the language "up to $35,000,000 of the 1996 Restructuring Charge" and inserting in lieu thereof the language "up to $60,000,000 of the 1996 Restructuring Charge for facility closing decisions which may be made, termination of employees and costs related to the foregoing and up to $5,000,000 of the 1996 Restructuring Charge for professional fees."

    2.3 AMENDMENT TO ELIGIBLE INVENTORY LIMIT. Clauses (b)(i) and (b)(ii) of the definition of "Eligible Inventory Limit" are amended in their entirety to read as follows:

    (i) during the fiscal months of May, June, July, August, September and October of each year, and during November and December of 1996 and January, February and March of 1997 (except for March 31, 1997), 60%;

    (ii) during the fiscal months of March and April of 1996 and on March 31, 1997 and during April of 1997, 55%; and.

    2.4  AMENDMENTS TO CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.  (a) Section
3.2 is amended by deleting the word "and" after the semi-colon at the end of clause (e), deleting the period at the end of clause (f) and substituting a semi-colon therefor, and inserting the following new clauses (g) and (h):

         (g) in the case of any Credit Extension (other than a Refunding Borrowing) made after October 25, 1996 and before December 23, 1996, the fact that, as of the most recent date reported on by the Borrower, the aggregate amount of all trade accounts payable of MSC and its Subsidiaries arising out of the purchase of inventory is not less than the amount set forth for such date in the chart set forth in clause (p) of Section 6.1; and

         (h) except in the case of a Refunding Borrowing, the fact that the Borrower shall have delivered a duly-completed certificate in the form of Exhibit M hereto.

    (b) Section 3.2 is further amended by (i) deleting the language "and (f)" in the last paragraph thereof and substituting therefor the language ", (f) and
(g)" and (ii) adding the following sentence at the end thereof:

              The Borrower will provide such information as the Agent or the Required Banks may reasonably request to demonstrate the accuracy of such representation and warranty.

    2.5 AMENDMENTS TO INFORMATION COVENANTS. Section 5.1 is amended by deleting the word "and" after the semi-colon at the end of clause (j), redesignating clause (k) as clause (o), and adding the following clauses (k),
(l), (m) and (n) thereto in appropriate sequence:

              (k) weekly not later than the Friday following the week ended the previous Saturday, a certificate of the chief financial officer or the Treasurer (or, in the absence of both of the foregoing, an Assistant Treasurer) of MSC with respect to inventory and trade accounts payable, substantially in the form of Exhibit N hereto;

              (l) not later than October 16, 1996, a weekly cash flow budget through December 31, 1996 and a monthly cash flow budget through March 31, 1997, substantially in the form of Exhibit O hereto;

              (m) within five Domestic Business Days after the end of each fiscal month, a weekly cash flow budget for the 13 weeks following such month substantially in the form of Exhibit P hereto (which budget shall be updated to reflect the results of the most recently-ended month);

              (n) weekly not later than the Wednesday following the week ended the previous Saturday, a certificate of the chief financial officer or the Treasurer (or, in the absence of both of the foregoing, an Assistant Treasurer) of MSC with respect to cash flows for such most recently-ended week, substantially in the form of Exhibit Q; and.

    2.6  AMENDMENT TO FIXED CHARGE COVERAGE RATIO.  Clauses (c) and (d) of
Section 5.7 are amended in their entirety to read as follows:

         (c)  0.75 to 1 for the period from July 1, 1996 to September 30, 1996;

         (d)  0.75 to 1 for the period from October 1, 1996 to December 31,
    1996;.

    2.7 AMENDMENT TO CONSOLIDATED TANGIBLE NET WORTH. The chart in clause (a) of Section 5.8 is amended in its entirety to read as follows:

         Period or Date                     Amount
         --------------                     ------

         3/31/96 - 6/30/96               $50,000,000
         7/1/96 - 3/30/97                $10,000,000
         3/31/97 - 12/30/97              $50,000,000
         12/31/97                        $80,000,000
         1/1/98 - 12/30/98               $65,000,000
         12/31/98 and thereafter         $80,000,000.

    2.8  AMENDMENT TO DEBT TO CAPITALIZATION COVENANT.  Clauses (b) and (c) of
Section 5.9 are amended in their entirety to read as follows:

         (b)   .85 to 1.0 for the period from July 1, 1996 to September 30,
    1996;

         (c)   .85 to 1.0 for the period from October 1, 1996 to December 31,
    1996;.

    2.9 AMENDMENT TO DEBT COVENANT. Clause (e) of Section 5.11 is amended in its entirety to read as follows:

         (e)  Intentionally deleted;

    2.10 AMENDMENT TO SALE OF ASSETS COVENANT. Section 5.13 is amended by adding the following sentence thereto:

         "In addition to (and not in limitation of) the foregoing, MSC will not, and will not permit any Subsidiary to, sell, exchange, lease, assign, transfer or otherwise dispose of any asset outside the ordinary course of business (excluding (a) sales of fixed assets (other than leasehold interests) in connection with store closings and (b) the sale of the Minneapolis distribution facility in 1996) if, after giving effect thereto, the Net Cash Proceeds of all such transactions in any fiscal year would exceed $10,000,000."

    2.11 AMENDMENT TO LIEN COVENANT. Clause (g) of Section 5.14 is amended in its entirety to read as follows:

         "(g) other Liens securing Debt in an aggregate principal amount not in excess of $5,000,000."

    2.12 AMENDMENT TO EVENTS OF DEFAULT. Section 6.1 is amended by deleting the word "or" after the semi-colon at the end of clause (m), and adding the following clauses (o) and (p):

         (o) the aggregate amount of all trade accounts payable of MSC and its Subsidiaries arising out of the purchase of inventory shall at any time (including after giving effect to the use of the proceeds of any Credit Extension) be less than the aggregate amount of the Outstanding Credit Extensions; or

         (p) the aggregate amount of all trade accounts payable of MSC and its Subsidiaries arising out of the purchase of inventory is less than the applicable amount set forth below for any two consecutive dates shown below:

              Date                          Amount
              ----                          ------
         October 26, 1996                $346,000,000
         November 2, 1996                $374,000,000
         November 9, 1996                $403,000,000
         November 16, 1996               $432,000,000
         November 23, 1996               $422,000,000
         November 30, 1996               $419,000,000
         December 7, 1996                $428,000,000
         December 14, 1996               $413,000,000;

    2.13 AMENDMENT OF EXHIBIT E. Exhibit E to the Credit Agreement is replaced in its entirety by the EXHIBIT E attached hereto.

    2.14 ADDITION OF EXHIBITS. EXHIBITS M, N, O, P and Q attached hereto are added to the Credit Agreement as Exhibits M, N, O, P and Q thereto.

    SECTION 3 ADDITIONAL AGREEMENTS. Effective on (and subject to the occurrence of) the Third Amendment Effective Date, and in consideration of the waivers and amendments set forth in SECTIONS 1 an 2, MSC and the Borrower agree with the Agent and the Banks as follows:

    3.1 CASH SWEEP. Commencing on the Third Amendment Effective Date and continuing until the time on December 20, 1996 at which the aggregate amount of all Credit Extensions is $275,000,000 or less, all cash and cash equivalents of MSC and its Subsidiaries in excess of the amounts permitted to be retained as Investments pursuant to SECTION 3.4 below shall be transferred on each Domestic Business Day to a demand deposit account maintained by the Borrower (for the benefit of the Borrower, MSC and other Subsidiaries of MSC) with the Agent (such account, the "Concentration Account"). Funds received in the

Concentration Account shall (except to the extent used by MSC or a Subsidiary thereof in compliance with the Credit Agreement) be promptly applied to prepay Loans under the Credit Agreement (without any reduction of the Commitments except as provided in SECTION 3.2 below).

    3.2 REDUCTIONS OF COMMITMENTS AND AVAILABILITY; PREPAYMENTS. (a) The aggregate amount of the Commitments shall be permanently reduced to $325,000,000 on December 9, 1996 and to $300,000,000 on December 16, 1996 (and each Bank's Commitment shall be reduced by its pro rata share of each such reduction).

    (b) Effective on December 20, 1996, the definition of Aggregate Available Commitment is amended in its entirety to read as follows:

         "Aggregate Available Commitment" means at any time the lesser of (i) the aggregate amount of the Commitments of all Banks and (ii) the Eligible Inventory Limit; PROVIDED that (unless the Required Banks otherwise consent in writing with respect to any period after March 31, 1997), during the period from and including December 20, 1996 to and including September 11, 1997, the Aggregate Available Commitment shall not exceed $275,000,000.

    (c) On each of December 9, 1996, December 16, 1996 and December 20, 1996, the Borrower will prepay Loans (or otherwise reduce Outstanding Credit Extensions) in an amount so that the Outstanding Credit Extensions as of the close of business on such date do not exceed the aggregate amount of the Commitments (or, in the case of December 20, the Aggregate Available Commitment) as reduced on such date.

    3.3 LIMITATION ON FIXED RATE BORROWINGS. To facilitate the prepayments described in CLAUSE (c) of SECTION 3.2, the Borrower agrees that it will not select any Interest Period for a Fixed Rate Borrowing which would result in the aggregate amount of all Fixed Rate Borrowings having Interest Periods ending after (i) December 9, 1996 being in excess of $325,000,000, (ii) December 16 being in excess of $300,000,000 or (iii) December 20, 1996 (other than Borrowings made after September 11, 1997) being in excess of $275,000,000.

    3.4  LIMITATION ON INVESTMENTS.  Notwithstanding the provisions of Section
5.17 of the Credit Agreement, during the period from the Third Amendment Effective Date to the time on December 20, 1996 at which the aggregate amount of all Credit Extensions is $275,000,000 or less, MSC will not, and will not permit any Subsidiary to, make or acquire any Investment in any Person other than:

    (a)  Investments described in clause (c) of Section 5.17;

    (b) Investments in deposit accounts maintained for retail stores of the Borrower and its Subsidiaries, PROVIDED that the aggregate available balance in all accounts maintained by any individual store shall not exceed such store's receipts for the two preceding days on which the financial institution maintaining such accounts was open for business (except for exigencies beyond the control of the Borrower and the applicable Subsidiary, which shall be corrected by the close of business not later than the next day the applicable financial institution is open for business);

    (c) Investments in other deposit accounts, PROVIDED that the aggregate available balance in all deposit accounts (excluding the retail store accounts referred to in CLAUSE (b)) shall not at any time exceed $10,000,000; and

    (d) Subject to the last sentence of SECTION 3.1, Investments in the Concentration Account.

    3.5  CONTINUED RETENTION OF FINANCIAL CONSULTANT.  Unless the Required
Banks otherwise agree in writing, MSC and the Borrower shall at all times continue to retain Price Waterhouse LLP, or another consultant consented to by the Required Banks (which consent shall not be unreasonably withheld), to advise MSC and the Borrower on operational and financial matters.

    3.6 BUSINESS PLAN, ETC. MSC agrees that it will use reasonable efforts to implement one or more asset sales and/or to issue additional equity the proceeds of which will be used, pursuant to agreement between MSC and the Banks, in part to reduce the Commitments and prepay the Credit Extensions. In furtherance of the foregoing, MSC shall deliver to the Banks, not later than January 31, 1997, a business plan which shall include a comprehensive business and debt restructuring and asset sale program.

    3.7 AMENDMENT FEE. The Borrower agrees to pay to the Agent for the account of the Banks (pro rata according to their Commitments) an amendment fee of $875,000. The first $100,000 of such fee shall be paid on or before the Third Amendment Effective Date. The remaining $775,000 of such fee shall be paid on January 15, 1997. The Agent shall, promptly after receipt thereof from the Borrower, remit to each Bank its pro rata share of the amendment fee.

    3.8 FAILURE TO COMPLY WITH CERTAIN PROVISIONS OF THIS AMENDMENT. MSC and the Borrower acknowledge and agree that failure of MSC or the Borrower to comply with or to perform any provision of this SECTION 3 shall constitute an Event of Default under the Credit Agreement.

    3.9 ACKNOWLEDGMENT BY AGENT AND BANKS. The Agent and the Required Banks acknowledge and agree that no Default shall arise under Section 5.7, 5.8, 5.9 or
5.23 of the Credit Agreement at any time prior to March 31, 1997 based on anticipated ratios or financial condition as of March 31, 1997 or any date thereafter.

    SECTION 4 REPRESENTATIONS AND WARRANTIES. The Borrower and MSC represent and warrant to the Agent and the Banks that (a) the execution and delivery by the Borrower and MSC of this Third Amendment and the performance by the Borrower and MSC of their respective obligations under the Credit Agreement, as amended hereby (as so amended, the "Amended Credit Agreement"),
(i) are within the corporate powers of the Borrower and MSC, (ii) have been duly authorized by all necessary corporate action on the part of the Borrower and MSC, (iii) have received all necessary governmental and regulatory approval and (iv) do not and will not contravene or conflict with, or result in or require the creation or imposition of any Lien under, or create any default under, any provision of Applicable Law or of the respective certificate of incorporation or by-laws of the Borrower or MSC or of any agreement, instrument, order or decree which is binding upon the Borrower or MSC; (b) the Amended Credit Agreement is the legal, valid and binding obligation of each of the Borrower and MSC, enforceable against the Borrower and MSC in accordance with its terms; and (c) after giving effect to this Third Amendment, no Default shall have occurred and be continuing.

    SECTION 5 EFFECTIVENESS. The waivers set forth in SECTION 1, the amendments set forth in SECTION 2 and the agreements set forth in SECTIONS 3 and
6.5 shall become effective on such date (the "Third Amendment Effective Date") when the Agent shall have received all of the following:

         (i) Counterparts of this Third Amendment executed by the Borrower, MSC and the Required Banks (it being understood that, in the case of any Bank, the Agent may rely upon facsimile confirmation of the execution of a counterpart hereof by such Bank for purposes of determining the effectiveness hereof).

         (ii)   The first installment of the amendment fee referred to in
    SECTION 3.7 (it being understood that promptly upon receipt thereof the Agent shall distribute to each Bank its pro rata share thereof).

         (iii) An opinion of Linda Alsid Ruehle, Assistant General Counsel of the Borrower, substantially in the form of ATTACHMENT I hereto.

         (iv) Confirmation that the Borrower has paid (a) to the Agent, all reasonable out-of-pocket expenses payable to the Agent pursuant to Section
    10.3 of the Credit Agreement to the extent then billed and (b) to each of Ernst & Young LLP, Mayer, Brown & Platt and Zalkin Rodin & Goodman LLP, professional advisors to the Agent and the Banks, (x) all reasonable fees and charges relating to the Credit Agreement (including any waivers or amendments thereto) to the extent then billed and (y) a deposit, in each case in the amount of $100,000 (inclusive of any remaining balance of any previously paid deposit), to cover future fees and charges relating to the Credit Agreement.

         (v) All documents the Agent may reasonably request relating to the existence of the Borrower and the other Loan Parties, the corporate authority for and the validity of this Third Amendment and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

    SECTION 6 MISCELLANEOUS.

    6.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Third Amendment Effective Date, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement", "Agreement" or similar terms shall refer to the Amended Credit Agreement.

    6.2 COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Third Amendment.

    6.3 GOVERNING LAW. This Third Amendment shall be a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State.

    6.4 SUCCESSORS AND ASSIGNS. This Third Amendment shall be binding upon the Borrower, MSC, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, MSC, the Banks and the Agent and the respective successors and assigns of the Banks and the Agent.

    6.5 COSTS AND EXPENSES. Without limiting the provisions of Section 10.3 of the Credit Agreement, the Borrower agrees to pay (i) the reasonable fees and charges of Mayer, Brown & Platt, Zalkin, Rodin & Goodman LLP and Ernst & Young LLP, professional advisors to the Agent and the Banks, in connection with the Credit Agreement, this Third Amendment and matters relating thereto (including the monitoring and administration of the provisions hereof), and any additional amendments to or waivers under the Credit Agreement (such fees and charges to be billed monthly and paid, without application of any deposit, not later than 20 days after receipt by the Borrower) and (ii) the reasonable out-of-pocket expenses of the Banks (excluding professional fees other than (x) those described above and (y) those provided for in Section
10.3 of the Credit Agreement; it being understood and agreed that the Banks are not entitled to payment of any professional fees under Section 10.3(a)(ii) of the Credit Agreement based on any Event of Default occurring prior to the Third Amendment Effective Date) in connection with the Credit Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                       THE MUSICLAND GROUP, INC.


                                       By   /s/ Reid Johnson
                                          -------------------------------------
                                          Title:  Reid Johnson
                                                  Executive Vice Pres. & CFO

                                       MUSICLAND STORES CORPORATION

                                       By   /s/ Reid Johnson
                                          -------------------------------------
                                          Title:  Reid Johnson
                                                  Executive Vice Pres. & CFO

                                       MORGAN GUARANTY TRUST COMPANY OF
                                         NEW YORK

                                       By  /s/ Houston A. Stebbins
                                          -------------------------------------
                                          Title:  Vice President

                                       FIRST BANK NATIONAL ASSOCIATION


                                       By
                                          -------------------------------------
                                          Title:

                                       THE INDUSTRIAL BANK OF JAPAN,
                                         LIMITED

                                       By
                                          -------------------------------------
                                          Title:

                                       THE BANK OF TOKYO - MITSUBISHI,
                                         LTD.

                                       By
                                          -------------------------------------
                                          Title:

                                       THE BANK OF NOVA SCOTIA

                                       By
                                          -------------------------------------
                                          Title:

                                       COMERICA BANK

                                       By
                                          -------------------------------------
                                          Title:

                                       CREDIT AGRICOLE

                                       By /s/ Dean Balice
                                          -------------------------------------
                                          Title: Dean Balice
                                                 Senior Vice President
                                                 Branch Manager

                                       CREDIT LYONNAIS NEW YORK BRANCH

                                       By
                                          -------------------------------------
                                          Title:

                                       WELLS FARGO BANK

                                       By
                                          -------------------------------------
                                          Title:

                                       THE FUJI BANK, LIMITED

                                       By
                                          -------------------------------------
                                          Title:

                                       THE HOKKAIDO TAKUSHOKU BANK, LTD.,
                                         NEW YORK BRANCH

                                       By
                                          -------------------------------------
                                          Title:

                                       THE LONG-TERM CREDIT BANK OF JAPAN,
                                         LTD., CHICAGO BRANCH

                                       By /s/ Armund J. Schoen, Jr.
                                          -------------------------------------
                                          Title: Armund J. Schoen, Jr.
                                                 Vice President & Deputy
                                                 General Manager

                                       NBD BANK, N.A.

                                       By
                                          -------------------------------------
                                          Title:

                                       PNC BANK, NATIONAL ASSOCIATION

                                       By
                                          -------------------------------------
                                          Title:

                                       THE SAKURA BANK, LIMITED

                                       By
                                          -------------------------------------
                                          Title:

                                       FLEET BANK

                                       By
                                          -------------------------------------
                                          Title:

                                       SOCIETE GENERALE

                                       By /s/ Nina M. Ross
                                          -------------------------------------
                                          Title: Vice President

                                       BANK AUSTRIA AKTIENGESELLSCHAFT

                                       By
                                          -------------------------------------
                                          Title:

                                       BEAR STEARNS GOVERNMENT SECURITIES,
                                         INC.

                                       By
                                          -------------------------------------
                                          Title:

                                       MERRILL LYNCH, PIERCE, FENNER
                                         & SMITH INCORPORATED
                                       By
                                          -------------------------------------
                                          Title:

                                       SWISS BANK CORPORATION

                                       By
                                          -------------------------------------
                                          Title:
                                       By
                                          -------------------------------------
                                          Title: